Exhibit 10-BBr
AMENDMENT TO THE
TECH DATA CORPORATION 401(k) SAVINGS PLAN
(as amended and restated effective January 1, 2006)

This Amendment to the Tech Data Corporation 401(k) Savings Plan (the "Plan") is made and entered into by Tech Data Corporation (the "Employer") this 11th day of December, 2012.

WITNESSETH:

WHEREAS, Tech Data Corporation, a Florida corporation (the "Employer”) adopted and maintains the Tech Data Corporation 401(k) Savings Plan, as most recently amended and restated effective as of January 1, 2006, and as thereafter amended from time to time (the "Plan") for the benefit of certain of the Employer's employees; and

WHEREAS, pursuant to Paragraph (b) of Article XII of the Plan, the Employer has reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to eliminate Employer stock as an investment option under the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2013, in the following respects (additions bold-underlined, deletions struck-through);

1.Paragraph (p) of Article I of the Plan shall be deleted in its entirety:
"(p)     "Employer Securities" shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by Section 4975 of the Code, shall only include:

(1)such securities that are readily tradable on an established securities market, or

(2) if none of the stock of an Employer (or any Affiliate of such Employer other than a member of an affiliated service group that includes such Employer) is readily tradable on an established securities market, common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer or any Affiliate having the greatest voting power, and (B) that class of common stock of the Employer or any Affiliate having the greatest dividend rights, or

(3)noncallable preferred stock that is convertible at any time into stock meeting the requirements of subparagraph (1) or (2) (whichever is applicable), if such conversion is at a reasonable price (determined pursuant to Treasury Regulation §54.4975 11(d)(5) as of the date of acquisition by the Trustee)."

2.     Paragraph (f) of Article VI of the Plan shall be deleted in its entirety:
"(f)     Exercise of Voting and Other Rights. Any voting and other rights with respect to shares of Employer Securities held as part of each Participant’s Accounts, or a part of any suspense account within the Trust Fund shall be exercised as follows:

(1)     (A)     If any Employer does not have a registration type class of securities, as defined in Section 409(e) of the Code, each Participant who is an Employee of such Employer shall be entitled to direct the Trustee as to the exercise of any voting rights, attributable to shares allocated to his Accounts, with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of a trade or business.

(B)     If any employer has a registration type security, as defined in Section 409(e) of the Code, any voting and other rights with respect to Employer Securities (including fractional shares) allocated to any Participant's Accounts shall be exercised by the Trustee in accordance with instructions received from such Participant.

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(C)     In connection with the exercise of the rights set forth in subparagraphs (A) and (B) above, the Trustee shall notify each Participant, at least thirty (30) days prior to the date upon which such rights are to be exercised;
provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner that it receives such information as a security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such thirty (30) day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights.

(D)     Any voting and other rights with respect to Employer Securities (including fractional shares) held by the Trustee that are not allocated to the Participants' Accounts shall be exercised by the Trustee in its discretion."

3.     Paragraph (b) of Article VIII of the Plan shall be amended to read as follows:

"(b)     Form of Benefit Payment. The form of benefit payment shall be a single sum distribution in cash; provided, however, that a Participant (or, in the case of a deceased Participant, his beneficiary(ies)) may elect to have all or any portion of his Account that is invested in Employer Securities paid to him in the form of whole shares of Employer
Securities.

(1)     Notwithstanding anything to the contrary herein:

(A)     In the case of a retirement, disability or termination of employment benefit, in no event shall payments extend beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. If the Participant dies before receiving the entire amount payable to him, the balance shall be paid to his designated beneficiary or, if there is none, to the beneficiary specified in Article VII; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Participant's death.

(B)     In the case of a death benefit,

(i)     payment to the designated beneficiary shall begin within one year following the Participant's death (unless the designated beneficiary is the Participant's surviving spouse, in which case such benefit shall begin no later than the date the Participant would have reached age 70- ½ ) and shall not, in any event, extend beyond the life expectancy of the designated beneficiary, and

(ii)     payment to a non-designated beneficiary shall be totally
distributed within five years from the date of the Participant's death,

(C)     (A)     Notwithstanding the foregoing, payments under any of the options described in this paragraph shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401 (a)(9) of the Code, the regulations issued thereunder (including Treasury Reg. Section 1.401 (a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner."

4. Paragraph (e) of Article VIII of the Plan shall be deleted in its entirety:

"(e)     Shared Legend. Shares of Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws."

5.     Paragraph (c) of Article IX of the Plan shall be deleted in its entirety:

"(c)     In Service Distribution of ESOP Merger Account.

(1)     Notwithstanding any other provisions of the Plan or the Trust, each Qualified Participant in the Plan may elect within 90 days after the close of each Plan Year in the Qualified Election Period (or more frequently, if permitted by the Plan Administrator on a uniform, nondiscriminatory basis) to receive a distribution of the value (determined as of the proceeding Valuation Date) of no more than 25% (in whole multiples of 1%) of the number of shares of Employer Securities allocated to his ESOP Merger Account.

(2)     The-amount that may be distributed pursuant to this paragraph shall be determined by multiplying the number of shares of Employer Securities credited to the Participant's ESOP Merger Account (including shares of

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Employer Securities the value of which has been previously distributed pursuant to this paragraph) by 25% or, with respect to a Participant's final election, 50% reduced by the amount of any prior distributions received by such Participant pursuant to this paragraph.

(3)     The Plan Administrator shall direct the Trustee to make distributions under this paragraph to Qualified Participants pursuant to their valid and timely elections within 180 days after the end of the Plan Year to which such elections apply.

(4)     Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make the election hereunder for a Plan Year within the Qualified Election Period if the fair market value of his employer Securities Account as of the last day of such Plan Year is less than $500.

(5)     For purpose of the paragraph, the following definitions shall apply:

(A)     "Qualified Election Period" shall mean the six Plan Year period beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

(B)     "Qualified Participant" shall mean any Participant who, prior to January 1, 2000, has attained age 55 and has been a Participant in the Tech Data Corporation Employee Stock Ownership Plan for at least ten years."

6.     Subparagraph (a)(1) of Article X of the Plan shall be amended to read as follows:

"(a)     Investment Funds.

(1) Each Participant may direct the Plan Administrator to invest his Accounts, including his ESOP Merger Account, in one or more investment funds that may be made available from time to time and/or in Employer Securities. A Participant's Accounts shall be divided into sub-accounts to properly account for the various investment funds in which such Accounts are invested. Each sub-account shall be adjusted as of each Valuation Date in accordance with Article VI to account for distributions, withdrawals, loans, contributions and forfeitures allocated to it and with respect to its share of the income, loss, appreciation and depreciation of such investment fund."

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* * *

Except as hereinabove modified and amended, the Plan shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Tech Data Corporation 401(k) Savings has been executed by its duly authorized officer as of the date set forth above.

TECH DATA CORPORATION
By:	/s/ Caryl Lucarelli
Caryl Lucarelli, VP/HR Americas

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